UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

CORELOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Independent Proxy Advisory Firm Glass Lewis Recommends CoreLogic

Shareholders Vote “AGAINST” Replacing Majority of Directors

CoreLogic Urges Shareholders to Vote WHITE Proxy Card AGAINST Removal of Any Directors

Irvine, Calif., November 5, 2020 - CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today announced that Glass Lewis & Co. LLC’s (“Glass Lewis”), a leading independent proxy advisory firm, has recommended that CoreLogic shareholders vote against removal of the majority of CoreLogic’s directors as sought by Senator and Cannae. The other leading proxy advisory firm, Institutional Shareholder Services Inc. (“ISS”), also recommended against Senator and Cannae’s campaign to gain control of the CoreLogic Board. CoreLogic issued the following statement:

“While we appreciate Glass Lewis’ recommendation for the majority of our Board, we believe they have reached the wrong conclusion in supporting four Senator/Cannae nominees. Our Board is committed to driving shareholder value and we are actively pursuing multiple paths to maximize shareholder value, including reviewing strategic alternatives. Our engagement with third parties has already resulted in interest at levels far in excess of Senator/Cannae’s lowball $66 per share proposal — and we have made clear our willingness to engage with all credible potential buyers expressing interest at an appropriate price level. We have deep concerns with Senator/Cannae’s nominees and the risks they pose to CoreLogic shareholders given their lack of relevant experience and support for a $66 per share proposal.

“It appears that Glass Lewis has largely adopted Senator/Cannae’s half truths and mischaracterizations, instead of basing its analysis on the relevant, incontrovertible facts – CoreLogic is delivering record results and cash flows; the trajectory of CoreLogic is upward as recognized by the research analysts; Senator/Cannae has pushed shareholders to sign a $66 deal with a go-shop (which couldn’t have been more value destructive); Senator/Cannae has attacked the value of CoreLogic in ways that undercut maximizing value and have been proven to be wrong; and the review that CoreLogic’s Board is performing is yielding preliminary indications far in excess of the Senator/Cannae proposal.

“The CoreLogic Board is working hard on delivering outperformance and a comprehensive strategic review. We urge shareholders to vote against removal of any CoreLogic directors using the white proxy card so we can continue our ongoing efforts to maximize shareholder value.”

The CoreLogic Board of Directors urges shareholders to vote AGAINST all of

Senator/Cannae’s proposals using the WHITE proxy card

You can easily vote by mail, phone, or online as follows:

•	You can simply sign, date and return the WHITE proxy card/voting instruction form by mail in the envelope provided.

•	OR, even easier, you can vote by phone or by Internet:

•

Just locate the Control Number on the WHITE proxy card or voting instruction form and have it handy when you access the telephone number or website indicated on your proxy card/voting instruction form.

•	Follow the simple prompts provided on the phone or website.

If you have questions about how to vote your shares, please contact the firm assisting us with the solicitation:

Innisfree M&A Incorporated

Toll-free at (877) 750-9498 (from the U.S. and Canada)

or

+1 (412) 232-3651 (from other locations)

Thank you for your support!

About CoreLogic

CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy, and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor/Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to expected financial results and the near and long-term consequences of the unsolicited proposal we received from Senator Investment Group, LP (“Senator”) and Cannae Holdings, Inc. (“Cannae”) on June 26, 2020, as revised on September 14, 2020 (the “Unsolicited Proposal”). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the Securities and Exchange Commission. These risks and uncertainties include but are not limited to: any potential developments related to the Unsolicited Proposal; any impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on our ability to repurchase our shares; changes in prices at which we are able to repurchase our shares; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally; uncertainties regarding the outcome of any discussions with third parties indicating an interest in acquiring CoreLogic; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; and impairments in our goodwill or other intangible assets. CoreLogic can offer no assurances that it will enter any transaction in the future or, if entered into, what the terms of any such transaction would be. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contacts

Investors:

Dan Smith

703-610-5410

danlsmith@corelogic.com

Media:

Sard Verbinnen & Co.

George Sard/Robin Weinberg/Devin Broda

CoreLogic-SVC@SARDVERB.com